Exhibit 5.2

                           WEINBERG & GREEN LLC

                             ATTORNEYS AT LAW
                        100 SOUTH CHARLES STREET
                     BALTIMORE, MARYLAND  21201-2775

                          TELEPHONE 410-332-8600
                      WASHINGTON AREA 301-470-7400
                          FACSIMILE 410-332-8862

ROBERT A. SNYDER, JR.
410-332-8824

October 14, 1996

Liberty Property Trust
65 Valley Stream Parkway
Suite 100
Malvern, PA  19355

Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as Maryland counsel for Liberty Property Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law regarding the proposed offering from time to time of up to 1,000,000 Common Shares of Beneficial Interest of the Company
(as defined in the Company's Registration Statement on Form S-3 (the "Registra-tion Statement"), to be filed in connection with the proposed offering) to be offered from time to time by the Company pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Common Shares of Bene-ficial Interest are referred to herein as the "Common Shares."

     In connection with our representation of the Company, and as a basis for the opinions herein set forth, we have examined the original or photostatic copies of the following documents (herein collectively referred to as the "Documents"):

     a.     the Registration Statement;

     b.     the prospectus for the Plan;

     c.     the Plan;

     d.     the Amended and Restated Declaration of Trust of the Company;

     e.     the By-laws of the Company;

     f. resolutions adopted by the Board of Trustees of the Company dated September 17, 1996; and

     g. such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

     In expressing the opinions set forth below, we have relied upon represen-tations of officers of the Company as to matters of fact which have not been independently verified and we have assumed the following:

     1. Each of the parties (other than the Company) executing any of the documents has duly and validly executed and delivered each of the Docu-ments to which such party is a signatory, and such party's obligations set forth therein are valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorgani-zation, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized and legally competent to do so;

     3. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on such Documents are genuine. All public ecords reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and com-plete; and

     4. There will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Common Shares.

     On the basis of the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

     When and if the Common Shares are issued and sold in accordance with the Company's Dividend Reinvestment and Share Purchase Plan, such Common Shares will be validly issued, fully paid and non-assessable.

     The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     We hereby authorize Wolf, Block, Schorr and Solis-Cohen to rely on this opinion in issuing its opinion to be attached as an exhibit to the Registra-tion Statement.

     We hereby consent to the reference to our firm in the Registration State-ment under the Prospectus caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,
WEINBERG & GREEN LLC


By: ROBERT A. SNYDER, JR.
    ---------------------------
    Robert A. Snyder, Jr., Member